New York Mortgage Trust Reports First Quarter 2006 Results

Exhibit 99.1

New York Mortgage Trust Reports First Quarter 2006 Results

•
Consolidated net loss of $0.10 per share for the three months ended March 31, 2006 as compared to a net loss of $0.49 per share for the immediate preceding quarter ended December 31, 2005 and $0.00 per share for the first quarter of 2005.

•
REIT (Mortgage Portfolio Management segment) earnings of $0.11 per share for the three months ended March 31, 2006 as compared to a net loss of $0.30 per share for the immediate preceding quarter ended December 31, 2005 and earnings of $0.24 per share for the first quarter of 2005.

•
Mortgage Lending segment net loss of $0.21 per share for the three months ended March 31, 2006 as compared to a net loss of $0.19 per share for the immediate preceding quarter ended December 31, 2005 and a net loss of $0.24 per share for the first quarter of 2005.

•	REIT Portfolio and Mortgage Lending segment earnings were both affected by items not expected to recur in the foreseeable future.
•	Board of Directors declared first quarter 2006 cash dividend of $0.14 per share and anticipates maintaining such payout for future 2006 quarters.

NEW YORK, NY May 8, 2006 - New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised residential mortgage finance company organized as a real estate investment trust (“REIT”), today reported results for the three months ended March 31, 2006.

Comparison of the Quarters Ended March 31, 2006 and 2005

•	Quarterly origination volume of $605.6 million for the first quarter of 2006 as compared to $672.5 million for the first quarter of 2005.

•
Consolidated net loss of $1.8 million for the three months ended March 31, 2006 as compared to a net loss of $8.7 million for the immediate preceding quarter ended December 31, 2005 and $38,000 for the first quarter of 2005.

•
REIT (Mortgage Portfolio Management segment) earnings of $2.0 million for the three months ended March 31, 2006 as compared to a loss of $5.4 million for the immediately preceding quarter ended December 31, 2005 and earnings of $4.3 million for the first quarter of 2005.

New York Mortgage Trust Reports First Quarter 2006 Results

•
On March 30, 2006 the Company completed its fourth securitization of $277.4 million of high credit quality, first-lien adjustable-rate mortgage (ARM) loans and which will reduce borrowing costs and improve the liquidity of the investment portfolio.

First Quarter Results
For the first quarter of 2006, the Company’s Mortgage Portfolio Management segment (REIT operations exclusive of its taxable REIT subsidiaries) reported revenues of $2.5 million and net income of $2.0 million, or $0.11 per share.

The Company’s Mortgage Lending segment (the Company’s wholly owned taxable REIT subsidiaries or “TRS”) reported revenues of $7.0 million and a net loss of $3.8 million and combined with the net income from the Company’s Mortgage Portfolio Management segment results in a consolidated net loss of $1.8 million.

Comments from Management
“While we were disappointed with our first quarter financial results, they were not unexpected given the challenges that persist in the mortgage industry at present. Fortunately though, as a result of the repositioning of our REIT portfolio during the first three months of 2006, we have been able to improve our REIT earnings potential and stabilize our quarterly dividend at $0.14 for 2006. Though our loan origination volume in our mortgage banking subsidiary fell approximately 9.9% in the first quarter of 2006 as compared to the first quarter of 2005, the decrease we experienced compares favorably to the overall industry decline of 20.3% predicted by the Mortgage Bankers Association for the comparable period. Additionally, during the last 60 days we have experienced an approximate 30% increase in loan origination volumes over our January and February volumes and expect that this favorable trend will enable us to show significant improvements in our TRS earnings in future quarters with a targeted breakeven in the TRS by the third quarter of this year,” Steven B. Schnall, Chairman, President and Co-Chief Executive Officer, commented.

Mr. Schnall further commented, “With the exception of two first quarter items, which we do not expect will recur in the foreseeable future, both our portfolio and our mortgage banking segments showed solid improvements in financial performance from Q4 2005 to Q1 2006.  And though we are reporting a consolidated loss of $0.10 for Q1 2006, when adjusting our earnings for these two items, we experienced an approximate break-even for the quarter.  This performance represents forward progress and earnings momentum in both segments and we expect that this trend will continue into the second quarter and beyond.  These two items were as follows. First, as previously disclosed, we made a decision during Q1 2006 to rebalance our portfolio via the sale of low yielding MBS purchased in 2004.   The impairment charge on this planned sale of assets in Q1 2006 was recognized in our REIT Portfolio segment in Q4 2005 and was based upon an estimated value of those securities as of December 31, 2005.  Between December 31, 2005 and the time that we disposed of the securities in March of 2006, these securities suffered an additional loss of value of approximately $960,000 due to a further deterioration in the market during that time.  Thus, this additional $960,000 loss associated with our portfolio repositioning was realized in Q1 2006.  Note that while these assets served as collateral on repo debt, the interest rate hedges on such debt were not liquidated so that we can better maintain our portfolio margins in the coming quarters. Second, our TRS Q1 2006 results include a $773,000 loss incurred in connection with our first REMIC securitization.  This loss on securitization was attributable primarily to an unfavorable quarter-end market execution and to a lack of scale in the size of the securitization.  This lack of scale sufficient to gain cost efficiency in our securitization executions is yet another reason why we have decided to temporarily suspend the aggregation of loans for securitization. We do not expect to incur such losses in the foreseeable future.”

New York Mortgage Trust Reports First Quarter 2006 Results

Michael I. Wirth, Chief Financial Officer, added, “The first quarter results for our Mortgage Lending segment reflect the anticipated seasonal decline in mortgage loan origination volume coupled with continued pricing pressure on premiums earned on loans sold to third parties. Both of our operating segments also continue to feel the impact of compressed net interest margins - this is particularly true for our Mortgage Portfolio Management segment which has over $1.2 billion invested in mortgage securities and loans held in securitization trusts. During the quarter, we did see a slight improvement in net interest margins to 71 basis points which was an improvement over the 62 basis points from the immediately preceding fourth quarter of 2005. Currently, our net duration gap between the average lives of assets to liabilities is approximately 10 months; a slight decline, or improvement, from the fourth quarter of 2005. During the quarter we completed our fourth mortgage loan securitization. As with our past securitizations, we have maintained a high credit quality standard - the average borrower credit score on loans in our portfolio is 736 with an average LTV of 69.4% and we do not invest in negative amortization or option ARM loans. Indicative of the credit strength of our portfolio is the fact that loan delinquencies only represent 0.49% of portfolio value.”

Mr. Wirth added, “The financial results of our Mortgage Lending segment were also impacted by a 40% reduction in gain on sale premiums for the first quarter of 2006 relative to the first quarter of 2005. Despite these negative market factors, the Mortgage Lending segment shows first quarter 2006 net earnings improvement of approximately $500,000 as compared to the first quarter of 2005. It should also be noted that various cost cutting initiatives undertaken in the first quarter of 2006 were implemented in the latter half of the quarter so the full impact of such expense reductions is not included in first quarter financial results.”

A breakdown of the Company’s loan originations by payment stream for the quarter ended March 31, 2006 follows:

MORTGAGE LOAN ORIGINATION SUMMARY
For the Quarter Ended March 31, 2006

(Dollar amounts in thousands)	Number of Loans	Par Amount	% of Total
Payment Stream
Fixed Rate
FHA/VA	142	$22,865	3.8%
Conventional Conforming	1,339	229,573	37.9%
Conventional Jumbo	103	65,849	10.9%
Total Fixed Rate	1,584	318,287	52.6%
ARMs
FHA/VA	2	436	0.0%
Conventional	921	286,891	47.4%
Total ARMs	923	287,327	47.4%
Total	2,507	$605,614	100.0%
Loan Purpose
Conventional	2,363	$582,312	96.2%
FHA/VA	144	23,302	3.8%
Total	2,507	$605,614	100.0%
Documentation Type
Full Documentation	1,392	$333,539	55.1%
Stated Income	302	86,834	14.3%
Stated Income/Stated Assets	185	42,044	6.9%
No Documentation	191	48,550	8.0%
No Ratio	74	16,021	2.6%
Other	363	78,626	13.1%
Total	2,507	$605,614	100.0%

New York Mortgage Trust Reports First Quarter 2006 Results

A breakdown by credit quality of the Company’s loan originations for first quarter 2006 follows:

	Number of Loans	Aggregate Principal Balance ($ in millions)	Percentage Of Total Principal	Weighted Average Interest Rate	Average Principal Balance	Weighted Average
						LTV	FICO

ARM	921	$286.9	47.4%	6.71%	$311,499	71.8	706
Fixed-rate	1,442	295.4	48.8%	7.06%	204,870	73.3	712
Subtotal-non-FHA	2,363	$582.3	96.2%	6.89%	$246,429	72.5	709
FHA - ARM	2	$0.4	0.0%	5.57%	$218,325	93.0	646
FHA - fixed-rate	142	22.9	3.8%	6.13%	161,022	92.7	650
Subtotal - FHA	144	23.3	3.8%	6.12%	161,818	92.7	650
Total ARM	923	287.3	47.4%	6.71%	311,297	71.8	705
Total fixed-rate	1,584	318.3	52.6%	6.99%	200,939	74.7	708
Total Originations	2,507	$605.6	100.0%	6.86%	$241,569	73.3	707

Purchase mortgages	1,599	$346.9	57.3%	7.00%	$216,918	77.3	721
Refinancings	764	235.4	38.9%	6.71%	308,195	65.5	690
Subtotal-non-FHA	2,363	$582.3	96.2%	6.89%	$246,429	72.5	709
FHA - purchase	70	$12.3	2.0%	6.07%	$175,043	96.4	655
FHA - refinancings	74	11.0	1.8%	6.17%	149,308	88.7	645
Subtotal - FHA	144	23.3	3.8%	6.12%	161,818	92.7	650
Total purchase	1,669	359.2	59.3%	6.97%	215,162	78.0	719
Total refinancings	838	246.4	40.7%	6.69%	294,164	66.5	688
Total Originations	2,507	$605.6	100.0%	6.86%	$241,569	73.3	707

Note: FHA originations are Streamlined Refinance mortgages with low average balances. All FHA loans are and will continue to be sold or brokered to third party investors.

Investment Activity
As of March 31, 2006, the Company’s portfolio of investment securities totaled $485.5 million and had a weighted average purchase price of $100.46. Approximately 12% of the securities purchased are backed by 3/1 hybrid adjustable rate mortgages, 61% are backed by 5/1 hybrid adjustable rate mortgages and the remaining 27% comprised of short reset floating rate securities. In addition, loans held in securitization trusts totaled $740.5 million and had an average purchase price of $100.67. Approximately 39% of loans held in the portfolio have interest rate resets of less than 24 months, 12% with resets between 24 months and 36 months and the remaining 49% with resets greater than 36 months. The investment securities and the loans held in securitization trusts are financed in part with debt totaling $1.1 billion.

New York Mortgage Trust Reports First Quarter 2006 Results

The net interest margin on the Company’s mortgage portfolio investments for the three-month period ended March 31, 2006 averaged 71 basis points up from 62 basis points in the fourth quarter of 2005. This increase in spreads is reflective of slower prepayment speeds on the Company’s securities portfolio relative to the prior quarter. As of quarter end, the Company had not yet reinvested the proceeds of lower yielding securities in order to reposition the portfolio to maintain spreads through the end of the year.

The following table summarizes the Company’s investment portfolio of residential mortgage-backed securities and loans owned at March 31, 2006, classified by relevant categories:

	Par Value	Coupon	Carrying Value	Yield
Agency REMIC floaters	$125,754,740	6.13%	$125,928,197	6.14%
Private label floaters	3,980,579	5.47%	3,980,579	5.67%
Private label ARMs	334,076,727	4.83%	329,901,132	5.77%
NYMT retained securities	26,542,972	5.67%	25,673,360	7.27%
Loans held in securitization trusts	735,625,517	5.24%	740,546,209	5.96%
Total	$1,225,980,535	5.23%	$1,226,029,477	5.95%

Conference Call
On Tuesday, May 9, 2006 at 9:00 a.m. Eastern time, New York Mortgage Trust's executive management will host a conference call and audio webcast highlighting the Company's first quarter financial results. The conference call dial-in number is 303-262-2131. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.

About New York Mortgage Trust
New York Mortgage Trust, Inc., a real estate investment trust (REIT), is engaged in the origination of and investment in residential mortgage loans throughout the United States. The Company, through its wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC (NYMC), originates a broad spectrum of residential loan products with a focus on high credit quality, or prime, loans. In addition to prime loans, NYMC also originates jumbo loans, alternative-A loans, sub-prime loans and home equity or second mortgage loans through its retail and wholesale origination branch network. The Company's REIT portfolio is comprised of securitized, high credit quality, adjustable and hybrid ARM loans, the majority of which, over time, will be originated by NYMC. As a REIT, the company is not subject to federal income tax provided that it distributes at least 90% of its REIT income to shareholders.

New York Mortgage Trust Reports First Quarter 2006 Results

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael I. Wirth, Chief Financial Officer	Joe Calabrese (General) 212-827-3772
Phone: 212-634-2342	Julie Tu (Analysts) 212-827-3776
Email: mwirth@nymtrust.com

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward- looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2006	2005

REVENUE:
Interest income:
Investment securities and loans held in securitization trusts	$17,584	$12,863
Loans held for investment	—	1,661
Loans held for sale	5,042	2,593
Total interest income	22,626	17,117
Interest expense:
Investment securities and loans held in securitization trusts	14,079	8,620
Loans held for investment	—	1,144
Loans held for sale	3,315	1,848
Subordinated debentures	885	78
Total interest expense	18,279	11,690
Net interest income	4,347	5,427
Other income (loss):
Gain on sales of mortgage loans	4,070	4,321
Brokered loan fees	2,777	2,000
Loss on sale of current period securitized loans	(773)	—
Gain on sale of securities and related hedges	—	377
Realized loss on investment securities	(969)	—
Miscellaneous income	119	114
Total other income	5,224	6,812
EXPENSES:
Salaries, commissions and benefits	6,341	7,143
Brokered loan expenses	2,168	1,519
Occupancy and equipment	1,326	2,135
Marketing and promotion	787	1,400
Data processing and communications	661	518
Office supplies and expenses	605	573
Professional fees	1,281	744
Travel and entertainment	182	215
Depreciation and amortization	565	343
Other	367	377
Total expenses	14,283	14,967
LOSS BEFORE INCOME TAX BENEFIT	(4,712)	(2,728)
Income tax benefit	2,916	2,690
NET LOSS	$(1,796)	$(38)
Basic and diluted loss per share	$(0.10)	$0.0
Weighted average shares outstanding-basic and diluted	17,967,482	17,797,375

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	March 31,
	2006	December 31,
	(unaudited)	2005
ASSETS
Cash and cash equivalents	$5,549	$9,056
Restricted cash	3,287	5,468
Investment securities - available for sale	485,483	716,482
Receivable for securities sold	197,856	—
Due from loan purchasers	101,201	121,813
Escrow deposits - pending loan closings	2,947	1,434
Accounts and accrued interest receivable	17,219	14,866
Mortgage loans held for sale	114,254	108,271
Mortgage loans held in securitization trusts	740,546	776,610
Mortgage loans held for investment	—	4,060
Prepaid and other assets	18,683	16,505
Derivative assets	10,741	9,846
Property and equipment, net	7,010	6,882
TOTAL ASSETS	$1,704,776	$1,791,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Financing arrangements, portfolio investments	$1,056,744	$1,166,499
Financing arrangements, loans held for sale/for investment	210,046	225,186
Collateralized debt obligations	220,532	228,226
Due to loan purchasers	1,631	1,652
Accounts payable and accrued expenses	15,645	22,794
Subordinated debentures	45,000	45,000
Derivative liabilities	585	394
Payable for securities purchased	60,000	—
Other liabilities	890	584
Total liabilities	1,611,073	1,690,335
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY :
Common stock, $0.01 par value, 400,000,000 shares authorized, 18,191,996 shares issued and 17,918,618 outstanding at March 31, 2006 and 18,258,221 shares issued and 17,984,843 outstanding at December 31, 2005	182	183
Additional paid-in capital	104,995	107,573
Accumulated other comprehensive (loss)/income	(971)	1,910
Accumulated deficit	(10,503)	(8,708)
Total stockholders’ equity	93,703	100,958
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,704,776	$1,791,293

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

SELECTED SEGMENT REPORTING
(Dollar amounts in thousands)

	For the Three Months Ended March 31, 2006
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$2,536	$7,035	$9,571
Total expense	495	10,872	11,367
Net income (loss)	$2,041	$(3,837)	$(1,796)

Total assets	$1,452,567	$252,209	$1,704,776

	For the Three Months Ended March 31, 2005
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$5,137	$7,102	$12,239
Total expense	836	11,441	12,277
Net income (loss)	$4,301	$(4,339)	$(38)